                                  Exhibit 25.1


                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

             STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT
              OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)X

                               PNC BANK, DELAWARE
                 (Exact Name of Trustee as Specified in Charter)

                                    DELAWARE
   (Jurisdiction of incorporation or organization is not a U.S. national bank)

                                   51-0015390
                      (I.R.S. Employer Identification No.)

                               222 DELAWARE AVENUE
                              WILMINGTON, DE 19801
               (Address of principal executive offices - Zip Code)

                               MICHAEL B. MCCARTHY
                               PNC BANK, DELAWARE
                               222 Delaware Avenue
                              Wilmington, DE 19801

                                 ((302) 429-1546)

            (Name, address and telephone number of agent for service)

                              HERCULES INCORPORATED
               (Exact name of obligor as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   51-0023450
                      (I.R.S. Employer Identification No.)

                                 HERCULES PLAZA
                              1313 N. Market Street
                              Wilmington, DE 19801
               (Address of principal executive offices - Zip code)

                   $100,000,000 ___% Notes due August 1, 2000
                   $125,000,000 6 5/8 % Notes due June 1, 2003
                    $100,000,000 __% Notes due August 1, 2027
                       (Title of the indenture securities)

ITEM 1    GENERAL INFORMATION

          Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.


                   Federal Deposit Insurance Corporation - Washington, D.C. Delaware Banking Commissions - Dover, DE
                   Board of Governors of the Federal Reserve System - Washington, D.C.


          (b) Whether it is authorized to exercise corporate trust powers.

                   Yes.  See Exhibit "1" attached hereto.


ITEM 2    AFFILIATION WITH OBLIGOR AND UNDERWRITERS

          If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe each such affiliation.

          Neither the obligor nor any underwriter for the obligor is an affiliate of the trustee.


ITEM 3 THROUGH ITEM 15

          The obligor currently is not in default under any of its outstanding securities under which PNC Bank is the trustee. Accordingly, responses to Item 3 through Item 15 of Form T-1 are not required pursuant to Form T-1 General Instructions B.


ITEM 16   LIST OF EXHIBITS

          List below all exhibits filed as part of this statement of eligibility.

          Exhibit  1  -  Articles of Association of Trustee, as
                         presently in effect.

          Exhibit  2  -  Authority of Trustee to commence business
                         contained in Exhibit 1.

          Exhibit  3  -  Authority of Trustee to exercise corporate
                         trust powers contained in Exhibit 1.

          Exhibit  4  -  Existing Bylaws of Trustee

          Exhibit  6  -  Consents of Trustee required by Section 321(b)
                         of the Act.

          Exhibit  7  -  Copy of balance sheet of Trustee dated
                         March 31, 1997.

                                      SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, PNC Bank, Delaware, a corporation organized and existing under the laws of the State of Delaware, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Wilmington and State of Delaware on July 21, 1997.

                                           PNC BANK, DELAWARE
                                           (Trustee)

                                           By: /s/ Michael B. McCarthy
                                               -------------------------
                                               Michael B. McCarthy
                                               Vice President

                                   EXHIBIT B




                               CHARTER AND HISTORY



                                       OF



                               PNC BANK, DELAWARE

                         CHARTER OR ACT OF INCORPORATION

                                       OF

                               PNC BANK, DELAWARE

                                   AS AMENDED

                                TO APRIL 22, 1994


         FIRST:  The name of the corporation is PNC Bank, Delaware.

         SECOND: The principal place of business of the corporation in the State of Delaware shall be located at 222 Delaware Avenue, City of Wilmington, County of New Castle. In addition to such principal place of business, the corporation is empowered to continue and establish such branch offices and other places of business as are or may be authorized or permitted from time to time under applicable law.

         THIRD: The purpose for which the corporation is formed is to carry on a banking and trust business and in connection therewith the corporation shall have and possess all powers, rights, privileges and franchises incident to a banking corporation and a trust company, and in general shall have the right, privilege and power to engage in any lawful act or activity, within or without the State of Delaware, for which banks may be organized under the provisions of Chapter 7 of title 5 of the Delaware Code, as the same may be amended from time to time, and in addition may avail itself of any additional privileges or powers permitted to it by law.

         FOURTH: The amount of the total authorized capital stock of the corporation shall be five hundred thousand dollars ($500,000), divided into five thousand (5,000) shares of common stock, having a par value of one hundred dollars ($100) per share.

         FIFTH: The number of directors who shall constitute the whole board of directors of the corporation shall be such number as shall be fixed by, or in the manner provided in, the bylaws of the corporation, provided that the number of directors shall not be less than five.

         SIXTH: As to any act or omission occurring after this provision becomes effective, a director of this corporation shall have no personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         SEVENTH: Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, whether the basis of such action, suit or proceeding is alleged action in an official capacity as a director, officer or representative, or in any other capacity while serving as a director, officer or representative, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, against all expenses, liability and loss (including attorneys fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him or her in connection therewith. Such right shall be a contract right and shall include the right to be paid by the corporation expenses incurred in defending any action, suit or proceeding in advance of its final disposition upon delivery to the corporation of an undertaking, by or on behalf of such person, to repay all amounts so advanced unless it should be determined ultimately that such person is entitled to be indemnified under this article or otherwise.

                      OUTLINE HISTORY OF PNC BANK, DELAWARE


         PNC BANK, DELAWARE is successor to the business of THE PRESIDENT, DIRECTORS AND COMPANY OF THE BANK OF DELAWARE which was the first bank organized in the State of Delaware. Founded as a voluntary association on June 1, 1795, the earlier PNC Bank, Delaware was chartered as a State Bank on February 9, 1796, and in July of 1865 it was converted to a National Bank under the title THE NATIONAL BANK OF DELAWARE AT WILMINGTON. On January 4, 1930, the business, assets and good will of The National Bank of Delaware were acquired by SECURITY TRUST COMPANY in a corporate reorganization effected in lieu of a negotiated merger which could not then be carried through under State law. Security Trust Company had been organized on March 25, 1885, as SECURITY TRUST AND SAFE DEPOSIT COMPANY, the first trust company in the State, and had changed its name to Security Trust Company on January 20, 1927.

         On November 1, 1952, Security Trust Company merged with EQUITABLE TRUST COMPANY which had been incorporated on April 23, 1889, as THE EQUITABLE GUARANTEE & TRUST COMPANY and had changed its name on March 15, 1917, to Equitable Trust Company. The merger was under the Security Trust Company charter and the resulting bank was known as EQUITABLE SECURITY TRUST COMPANY.

         On April 11, 1958, Equitable Security Trust Company changed its name to BANK OF DELAWARE.

         On April 23, 1982, Bank of Delaware merged with THE MILFORD TRUST COMPANY, and the surviving corporation continued to do business under the Bank of Delaware charter and name.

         Subsequently, on January 21, 1983, Bank of Delaware, under the terms of a Plan of Reorganization and a related Plan and Agreement of Merger, became the principal subsidiary of BANK OF DELAWARE CORPORATION, a bank holding company. Bank of Delaware Corporation was incorporated under Delaware law on June 7, 1982. Subsequently, on March 31, 1989, under the terms of an Agreement and Plan of Reorganization and related Agreement of Merger, Bank of Delaware Corporation became a subsidiary of PNC Financial Corp, a bank holding company organized under the laws of the Commonwealth of Pennsylvania. In February of 1993, PNC Financial Corp changed its name to PNC Bank Corp. Effective July 30, 1993, Bank of Delaware Corporation merged with PNC Bancorp, Inc. (a subsidiary of PNC Bank Corp.), as a result of which Bank of Delaware became a subsidiary of PNC Bancorp, Inc.

         ON APRIL 22, 1994, BANK OF DELAWARE CHANGED ITS NAME TO PNC BANK, DELAWARE.

         Other components of PNC Bank, Delaware are:

           WILMINGTON MORRIS PLAN BANK - Organized April 16, 1916;
               purchased for cash by Equitable Trust Company July 1, 1944.

           THE CENTRAL NATIONAL BANK OF WILMINGTON - Organized March 25,
               1885; acquired by Security Trust Company in corporate reorganization November 1, 1951.

           THE FIRST NATIONAL BANK OF DOVER - Organized July 3, 1865;
               merged into Equitable Security Trust Company March 1, 1954.

           THE NEW CASTLE COUNTY NATIONAL BANK OF ODESSA - Organized
               March 2, 1853, as the New Castle County Bank; merged into Equitable Security Trust Company February 13, 1956.

           THE NATIONAL BANK OF SMYRNA - Organized June 4, 1812, as the
               Commercial Bank of Delaware; merged into Equitable Security Trust Company May 5, 1957.

           THE FIRST NATIONAL BANK OF SEAFORD - Organized February 10,
               1865; merged into Bank of Delaware February 2, 1959.

           MILLSBORO TRUST COMPANY - Organized April 9, 1907 as Millsboro
               Trust and Safe Deposit Company; merged into Bank of Delaware November 16, 1970.

           COMMERCIAL TRUST COMPANY - Organized March 28, 1921; merged into Bank of Delaware April 1, 1974.

           THE CLAYTON BANK AND TRUST COMPANY - Organized February 26,
               1913; merged into Bank of Delaware August 3, 1992.

         If a claim under this article is not paid in full by the corporation within ninety days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any action, suit or proceeding in advance of its final disposition where the required undertaking has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of Delaware, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its stockholders) that the claimant had not met such applicable standard of conduct shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         The rights conferred by this Article Seventh shall not be exclusive of any other right which such persons may have or hereafter acquire under any statute, provision of the Charter or Act of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         The corporation may maintain insurance, at its expense, to protect itself and any such director, officer or representative against any such expense, liability or loss, whether or not the corporation would have the power to indemnify him or her against such expense, liability or loss under the General Corporation Law of the State of Delaware.

         EIGHTH:  The corporation shall have perpetual existence.

         NINTH: The private property of the stockholders of the corporation shall not be subject to the payment of the corporate debts.

         TENTH: The business and affairs of the corporation shall be managed by the board of directors, and the directors need not be elected by ballot unless required by the bylaws of the corporation.

         ELEVENTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors is expressly authorized to make, amend and repeal the bylaws of the corporation. The bylaws of the corporation may confer upon the directors specific powers, not inconsistent with law, which are in addition to the powers and authority expressly conferred upon directors of banks under the laws of the State of Delaware.

         TWELFTH: The corporation has the right to amend and repeal any provisions contained in this Charter in the manner prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to this reservation.


                                     * * * *


         I hereby certify that the above is a true and correct copy of the Charter or Act of Incorporation of PNC Bank, Delaware, as amended to date.



Date: _______________________________    _____________________________________
                                                           Assistant Secretary


                                     * * * *

                                   EXHIBIT C

                                     BYLAWS

                                       OF

                               PNC BANK, DELAWARE


                                    PNCBANK

                             As Amended to 4/22/94

                          BYLAWS OF PNC BANK, DELAWARE


                                INDEX OF ARTICLES


ARTICLE I - STOCKHOLDERS     . . . . . . . . . . . . . . . . . . . . .  1-1
ARTICLE II - BOARD OF DIRECTORS     . . . . . . . . . . . . . . . . . . 2-1
ARTICLE III - ADVISORY BOARDS     . . . . . . . . . . . . . . . . . . . 3-1
ARTICLE IV - COMMITTEES     . . . . . . . . . . . . . . . . . . . . . . 4-1
ARTICLE V - OFFICERS     . . . . . . . . . . . . . . . . . . . . . . .  5-1
ARTICLE VI - STOCK     . . . . . . . . . . . . . . . . . . . . . . . .  6-1
ARTICLE VII - NOTICES     . . . . . . . . . . . . . . . . . . .  . . .  7-1
ARTICLE VIII - DISASTERS     . . . . . . . . . . . . . . . . . . . . .  8-1
ARTICLE IX - INDEMNIFICATION     . . . . . . . . . . . . . . . . . . .  9-1
ARTICLE X - MISCELLANEOUS     . . . . . . . . . . . . . . . . . . . .  10-1
ARTICLE XI - USE OF MASCULINE  PRONOUN    . . . . . . . . . . . . . .  11-1
ARTICLE XII - AMENDMENTS     . . . . . . . . . . . . . . . . . . . . . 12-1

                            ARTICLE I - STOCKHOLDERS



                SECTION 1.  ANNUAL MEETING.

                An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen months subsequent to the later of the date of incorporation or the last annual meeting of stockholders.

                SECTION 2.   SPECIAL MEETINGS.

                Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by the Chairman of the Board of Directors, or by the President, or by resolution of the Board of Directors and shall be held at such place, on such date, and at such time as they or he shall fix.

                SECTION 3.   NOTICE OF MEETINGS.

                Written notice of the place, date, and time of all meetings of the stockholders shall be given, not less than ten nor more than sixty days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the laws of the State of Delaware or the Articles of Association of the corporation).

                When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are


                                       1-1
announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

                SECTION 4.   QUORUM.

               At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law.

                If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

                If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then except as otherwise required by law, those present at such adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of the votes cast at such meeting.

                SECTION 5.   ORGANIZATION.

                The Chairman of the Board of Directors or, in his absence, such person as the Board of Directors may have designated or, if no such person is designated, such person as may be chosen by the holders of a majority of the shares entitled to

                                       1-2
vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the corporation, the secretary of the meeting shall be such person as the chairman of the meeting appoints.

                SECTION 6.   CONDUCT OF BUSINESS.

                The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.

                SECTION 7.   PROXIES AND VOTING.

                At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting.

                Each stockholder shall have one vote for every share of stock entitled to vote which is registered in his name on the record date for the meeting, except as otherwise provided herein or required by law.

                All voting, including on the election of directors but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or his proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

                                      1-3

                All elections shall be determined by a plurality of the votes cast, provided, however, that no person shall be elected having received less than ten percent (10%) of the votes cast exclusive of abstentions; and except as otherwise required by law, all other matters shall be determined by a majority of the votes cast exclusive of abstentions.

                SECTION 8.   STOCK LIST.

                A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class and series of stock and showing the address of each such stockholder and the number of shares registered in his name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

                The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

                SECTION 9.   CONSENT OF STOCKHOLDERS IN LIEU OF MEETING.

                Any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall

                                       1-4
be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.


                                * * * * * * * * *

                                       1-5

                         ARTICLE II - BOARD OF DIRECTORS



                SECTION 1.   NUMBER AND TERM OF OFFICE.

                The number of directors who shall constitute the whole board shall be such number as the Board of Directors shall at the time have designated, except that the number of directors shall not be less than five. Each director shall be elected for a term of one year and until his successor is elected and qualified, except as otherwise provided herein or required by law.

                The initial members of the Board of Directors of the corporation shall be elected by a majority vote of the incorporators of the corporation, who shall consider the matter at the organization meeting of the incorporators. Such directors shall hold office until the first annual meeting of the stockholders and until their successors have been duly elected and qualified.

                Whenever the authorized number of directors is increased other than at annual meetings of the stockholders, a majority of the directors then in office shall have the power to elect such new directors for the balance of a term and until their successors are elected and qualified. Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies on the board which are being eliminated by the decrease.

                SECTION 2.   QUALIFICATIONS.

                No person shall serve or be eligible for election as a director of the corporation unless such person: (i) be of such age that he will not attain the age of

                                      2-1
seventy years during the ensuing elective term; and (ii) not be a pensioned officer of PNC Bank, Delaware, nor of any subsidiary thereof.

                SECTION 3.   VACANCIES.

                If the office of any director becomes vacant by reason of death, resignation, disqualification, removal or other cause, a majority of the directors remaining in office, although less than a quorum, may elect a successor for the unexpired term and until his successor is elected and qualified.

                SECTION 4.   REGULAR MEETINGS.

                Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

                SECTION 5.   SPECIAL MEETINGS.

                Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, by the President or by one-third of the directors then in office (rounded up to the nearest whole number) and shall be held at such place, on such date, and at such time as they or he shall fix. Notice of the place, date, and time of each such special meeting shall be given each director by whom it is not waived by mailing written notice not less than five days before the meeting or by telegraphing the same not less than twenty-four hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.


                                       2-2

                SECTION 6.   QUORUM.

                At any meeting of the Board of Directors, a majority of the total number of the whole Board shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

                SECTION 7.   PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE.

                Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

                SECTION 8.   CONDUCT OF BUSINESS.

                At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

                SECTION 9.   POWERS.

                The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the


                                       2-3
corporation, including, without limiting the generality of the foregoing, the unqualified power:

                (1) To declare dividends from time to time in accordance with law;

                (2) To borrow, purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

                (3) To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

                (4) To remove any officer of the corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being, all in accordance with Article V of these bylaws;

                (5) To confer upon any officer of the corporation the power to appoint, remove and suspend subordinate officers, employees and agents;

                (6) To adopt from time to time such stock, option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the corporation and its subsidiaries as it may determine;

                (7) To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers, employees and agents of the corporation and its subsidiaries as it may determine; and,

                (8) To adopt from time to time regulations, not inconsistent with these bylaws, for the management of the corporation's business and affairs.

                                       2-4

                (9) To evaluate any offer of another party to (a) make a tender or exchange offer for any equity security of the Corporation,
                (b) merge or consolidate the Corporation with another corporation, or (c) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation. When evaluating any such offer, the Board of Directors shall, in connection with the exercise of its judgment in determining what is in the best interest of the Corporation and its stockholders, give due consideration to all relevant factors, including without limitation the social and economic effects on the employees, customers, suppliers, and other constituents of the Corporation and its subsidiaries and on the communities in which the Corporation and its subsidiaries operate or are located.

                SECTION 10.   COMPENSATION OF DIRECTORS.

                Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.


                                 * * * * * * * *

                                       2-5
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                                                                   Page 11 of 36

                          ARTICLE III - ADVISORY BOARDS



                The Board of Directors shall have the power to appoint advisory boards or committees to serve branch offices and may by resolution define the powers, duties and responsibilities of each advisory group. No person may be appointed to an advisory board or committee who would attain the age of seventy during the ensuing appointive term or who is a pensioned officer of this corporation or any affiliated corporation of this corporation.



                                 * * * * * * * *

                                       3-1
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                                                                   Page 12 of 36

                             ARTICLE IV - COMMITTEES



                SECTION 1.   COMMITTEES OF THE BOARD OF DIRECTORS.

                There are hereby established as committees of the Board of Directors an Executive Committee, a Trust Committee, a Compensation Committee, and an Examining Committee, each of which shall have the powers and functions set forth in Sections 2, 3, 4, and 5 hereof, respectively, and such additional powers as may be delegated to it by the Board of Directors. The Board of Directors may from time to time establish additional standing committees or special committees of the Board of Directors, each of which shall have such powers and functions as may be delegated to it by the Board of Directors. The Board of Directors may abolish any committee established by or pursuant to this
Section 1 as it may deem advisable. Each such committee shall consist of three or more directors, the exact number being determined from time to time by the Board of Directors; provided, however, that membership on the Compensation Committee shall be limited to directors who are not officers or employees of the corporation. Designations of members of each such committee and, if desired, alternates for members, shall be made by the Board of Directors. Except in the case of the Executive Committee, the Chairman of each such committee shall be designated by the Board of Directors. Each such committee shall have a secretary who shall be designated by its chairman.

                SECTION 2.   EXECUTIVE COMMITTEE.

                The Executive Committee shall have power to discount and purchase bills,

                                       4-1
notes and other evidences of debt, to buy and sell bills of exchange, to examine and approve loans and discounts, to purchase and sell securities, and to exercise authority regarding loans, discounts and investments.

                In addition, the Executive Committee, during the intervals between meetings of the Board of Directors, shall have and may exercise, in such manner as it shall deem to be in the best interests of the corporation, all of the powers of the Board of Directors (except with respect to matters within the powers of the Examining Committee or the Compensation Committee) not inconsistent, however, with such specific directions as to the conduct of the corporation's affairs as shall have been given by the Board of Directors.

                Minutes of meetings of the Executive Committee shall be submitted at the next regular meeting of the Board of Directors at which a quorum is present, and any action taken by the Board with respect thereto shall be entered in the minutes of the Board of Directors.

                The Chairman of the Board of Directors of the corporation shall be designated Chairman of the Executive Committee.

                SECTION 3.   TRUST COMMITTEE.

                The Trust Committee shall exercise general supervision over the operations of the Trust Department. The Committee shall supervise the investment, retention or disposal of such funds as may be held by the corporation in a fiduciary capacity. The Committee may designate such officers of the corporation who may perform such functions in accordance with such rules as the Committee may

                                       4-2
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                                                                   Page 14 of 36

prescribe. The Committee shall also perform such other functions and exercise such other powers as may be delegated to it from time to time by the Board of Directors.

                SECTION 4.   COMPENSATION COMMITTEE.

                The Compensation Committee shall advise the Board of Directors on matters involving the election, promotion, and salaries of executive officers of the corporation at the level of Executive Vice President and above, or of any officer who is a director of the corporation. The Committee shall also perform such other functions and exercise such other powers as may be delegated to it from time to time by the Board of Directors. The Committee shall consider and act upon the suggestions of the Chief Executive Officer with respect to all matters within its jurisdiction, and shall report to the Board of Directors on such matters and at such intervals as the Committee may deem appropriate.

                SECTION 5.   EXAMINING COMMITTEE.

                The Examining Committee shall be composed of not less than three directors, none of whom shall be officers of the corporation or its subsidiaries. The Board of Directors shall select a Chairman from the Committee's membership and such Chairman shall appoint a secretary who need not be a director. The duties and responsibilities of the Committee shall be established from time to time by the Board of Directors.

                SECTION 6.   OTHER COMMITTEES.

                The Board of Directors, or any committee, officer or employee of the corporation may establish additional standing committees or special committees to

                                       4-3
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                                                                   Page 15 of 36

serve in an advisory capacity or in such other capacities as may be permitted by law, by the Articles of Association and by the Bylaws. The members of any such committee need not be members of the Board of Directors. Any committee established pursuant to this Section 6 may be abolished by the person or body by whom it was established as he or it may deem advisable. Each such committee shall consist of two or more members, the exact number being determined from time to time by such person or body. Designations of members of each such committee and, if desired, alternates for members, shall be made by such person or body, at whose will all such members and alternates shall serve. The chairman of each such committee shall be designated by such person or body. Each such committee shall have a secretary who shall be designated by the chairman.

                SECTION 7.   RULES AND PROCEDURES.

                Each committee may fix its own rules and procedures and shall meet at such times and places as may be provided by such rules, by resolution of the committee, or by call of the chairman. Notice of meeting of each committee, other than of regular meetings provided for by its rules or resolutions, shall be given to committee members. The presence of a majority of its members, but not less than two, shall constitute a quorum of any committee, and all questions shall be decided by a majority vote of the members present at the meeting. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

                                       4-4
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                                                                   Page 16 of 36

                SECTION 8.   APPLICATION OF ARTICLE.

                Whenever any provision of any other document relating to any committee of the corporation named therein shall be in conflict with any provision of this Article IV, the provisions of this Article IV shall govern, except that if such other document shall have been approved by the stockholders, voting as provided in the Articles of Association, or by the Board of Directors, the provisions of such other document shall govern.


                                 * * * * * * * *

                                       4-5
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                                                                   Page 17 of 36

                              ARTICLE V - OFFICERS

                SECTION 1.   GENERALLY.

                The officers of the corporation shall consist of a Chairman of the Board, a President, one or more Vice Presidents (any one or more of whom may be designated a Senior Executive Vice President, an Executive Vice President or Senior Vice President), a Secretary, a Treasurer, a Controller, a General Counsel, Officers of the Trust Department and such other officers as may from time to time be elected by the Board of Directors. In addition, the Board of Directors may elect one or more Assistant Vice Presidents, one or more Assistant Trust Officers (any one or more of whom may be designated Corporate Trust Officer), one or more Assistant Treasurers, one or more Assistant Secretaries, one or more Assistant Controllers, and such other officers as they may deem fit. The Chairman of the Board of Directors or the President shall be designated to be the Chief Executive Officer of the corporation. Each officer shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Any number of offices may be held by the same person.

                SECTION 2.   CHAIRMAN OF THE BOARD OF DIRECTORS.

                The Chairman of the Board of Directors shall direct the policy and management of the corporation on behalf of the Board of Directors. He shall preside at all meetings of the Board of Directors, when present, and shall also perform such other duties as the Board of Directors may from time to time prescribe.

                                       5-1
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                                                                   Page 18 of 36

                The Board of Directors may designate the Chairman of the Board to be Chief Executive Officer. As Chief Executive Officer, subject to the provisions of these bylaws and to the direction of the Board of Directors, he shall have the responsibility for the general management and control of the business and affairs of the corporation and shall perform all duties and have all powers which are commonly incident to the position of Chief Executive Officer or which are delegated to him by the Board of Directors or which are or may at any time be required by law. He shall have power to sign all stock certificates, contracts and other instruments of the corporation which are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the corporation. He may redelegate from time to time and to the full extent permitted by law to officers, employees or agents of the corporation any or all of such duties and powers, and any such delegation may be either general or specific.
                SECTION 3.   PRESIDENT.

                The Board of Directors may designate the President as Chief Executive Officer. As Chief Executive Officer, subject to the provisions of these bylaws and to the direction of the Board of Directors, he shall have the responsibility for the general management and control of the business and affairs of the corporation and shall perform all duties and have all powers which are commonly incident to the position of Chief Executive Officer or which are delegated to him by the Board of Directors or which are or may at any time be required by law. He shall have power to sign all stock certificates, contracts and other instruments of the corporation which are authorized and shall have general supervision and direction of all of the other officers,

                                       5-2
employees and agents of the corporation. He may redelegate from time to time and to the full extent permitted by law to officers, employees or agents of the corporation any or all of such duties and powers, and any such delegation may be either general or specific.

                If he is not designated by the Board of Directors to be Chief Executive Officer, the President shall be the Chief Operating Officer of the corporation. As Chief Operating Officer, subject to the provisions of these bylaws and to the direction of the Board of Directors and of the Chief Executive Officer, he shall have such powers and shall perform such duties as from time to time may be delegated to him by the Board of Directors or by the Chief Executive Officer, or which are or may at any time be authorized or required by law. In the absence or disability of the Chief Executive Officer, the Chief Operating Officer shall be Chief Executive Officer until such time as the absence or disability of the Chief Executive Officer shall terminate.

                SECTION 4.   VICE PRESIDENTS.

                Each Vice President shall have such powers and duties as may be delegated to him by the Board of Directors, by the Chief Executive Officer, or by the President (if the President is not the Chief Executive Officer).

                SECTION 5.   TREASURER.

                The Treasurer shall sign and endorse or cause to be signed and endorsed all checks, drafts and certificates of deposit and shall be responsible for the maintenance of deposits and deposit accounts of every description. He shall have custody of all funds and securities of the corporation and shall make or cause to be made all payments and deliveries by the corporation. The Treasurer shall also

                                       5-3
perform such other duties as the Board of Directors, the Chief Executive Officer, or the President (if the President is not the Chief Executive Officer) may from time to time prescribe.

                SECTION 6.   SECRETARY.

                The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board of Directors. He shall have charge of the corporate books and seal and shall perform such other duties as the Board of Directors, the Chief Executive Officer, or the President (if the President is not the Chief Executive Officer) may from time to time prescribe.

                SECTION 7.   CONTROLLER.

                The Controller shall exercise general supervision over, and be responsible for, the operation of all matters pertaining to the accounting and bookkeeping of the corporation and shall have such further duties as the Chief Executive Officer shall assign to him. He shall render to the Board of Directors and the Chief Executive Officer condensed monthly statements of the condition of the corporation and of its operating results and shall prepare such other statements and reports as the Board of Directors, the Chief Executive Officer, or the President (if the President is not the Chief Executive Officer) may request.

                SECTION 8.   OFFICERS OF THE TRUST DEPARTMENT.

                The Officers of the Trust Department, under the direction of the Trust Committee, shall supervise the administration of estates, trusts and other Trust Department accounts of all kinds, shall have charge and custody of all records of such accounts, and shall be responsible for the safekeeping of all funds, securities and

                                       5-4
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                                                                   Page 21 of 36

investments committed to the care of the Trust Department. They each shall have the power to act on behalf of the corporation in qualifying to act in any fiduciary capacity, to execute any and all instruments necessary or proper in the administration of the accounts committed to the care of the Trust Department and to make oath, verification or affidavit as required. Any Senior Executive Vice President, Executive Vice President, Senior Vice President and Vice President in the Trust Department and the Trust Counsel are each authorized to cause appearance to be entered by counsel on behalf of the corporation in connection with any litigation relating to any account administered by the Trust Department. Officers of the Trust Department shall have such further duties as the Board of Directors, the Trust Committee, the Chief Executive Officer, or the President (if the President is not the Chief Executive Officer) shall assign.

                SECTION 9.    GENERAL COUNSEL.

                General Counsel shall have general supervision of all matters of a legal nature concerning the company and shall perform such other duties as the Board of Directors, the Chief Executive Officer, or the President (if the President is not the Chief Executive Officer) may from time to time prescribe.

                SECTION 10.   OTHER OFFICERS.

                Any Assistant Treasurer shall perform such duties as may be designated by the Chief Executive Officer or by the President (if the President is not the Chief Executive Officer). In the absence or inability of the Treasurer to act, any officer appointed by the Chief Executive Officer or by the President to do so may perform all the duties and may exercise all the powers of the Treasurer.

                                       5-5

                Any Assistant Secretary shall perform such duties as may be designated by the Chief Executive Officer or by the President (if the President is not the Chief Executive Officer). In the absence or inability of the Secretary to act, any Assistant Secretary may perform all the duties and may exercise any of the powers of the Secretary.

                All other officers of the corporation shall perform such duties as may be designated by the Chief Executive Officer, by the President (if the President is not the Chief Executive Officer) or by any officer authorized to do so by him.
                SECTION 11.   MISCELLANEOUS.

                All instruments executed by the corporation as trustee, executor, administrator, registrar, transfer agent, depositary, agent or in any other fiduciary capacity, including agreements, indentures, mortgages, deeds, conveyances, satisfactions, releases, assignments, transfers, participation certificates, powers of attorney, proxies, petitions, proofs of claim and all other documents and writings in connection with any fiduciary capacity, may be executed by the Chief Executive Officer, the President, any Vice President, the Secretary, the Treasurer, any Assistant Vice President, or any other person thereunto authorized by the Board of Directors.

                All authentications or certifications of the corporation as trustee under any mortgage, deed of trust, indenture or agreement securing or providing for bonds, debentures or notes, and all certificates as registrar or transfer agent, and all checks as disbursing agent, and all certificates of deposit, interim certificates and trust receipts or certificates, may be executed either by any officer or person hereinabove mentioned or authorized by the Board of Directors.

                                       5-6
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                                                                   Page 23 of 36

                The foregoing provisions of this Section 11 are in addition to and not in substitution for the manner of execution of any instrument elsewhere provided in these bylaws.

                SECTION 12.   DELEGATION OF AUTHORITY.

                The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

                SECTION 13.   REMOVAL.

                Any officer of the corporation may be removed at any time, with or without cause, by the Board of Directors.

                SECTION 14. ACTION WITH RESPECT TO SECURITIES OF OTHER CORPORATIONS.

                Unless otherwise directed by the Board of Directors, the Chairman of the Board, or the President or their designees shall have power to vote and otherwise act on behalf of the corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this corporation may hold securities and otherwise to exercise any and all rights and powers which this corporation may possess by reason of its ownership of securities in such other corporation.

                                 * * * * * * * *

                                       5-7
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                                                                   Page 24 of 36

                               ARTICLE VI - STOCK

                SECTION 1.   CERTIFICATES OF STOCK.

                Each stockholder shall be entitled to a certificate signed by, or in the name of the corporation by, the Chairman of the Board of Directors, the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by him. Any of or all the signatures on the certificate may be facsimile.

                SECTION 2.   TRANSFERS OF STOCK.

                Transfers of stock shall be made only upon the transfer books of the corporation kept at an office of the corporation or by transfer agents designated to transfer shares of the stock of the corporation. Except where a certificate is issued in accordance with Section 4 of Article VI of these bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

                SECTION 3.   RECORD DATE.

                The Board of Directors may fix a record date, which shall not be more than sixty nor less than ten days before the date of any meeting of stockholders, nor more than sixty days prior to the time for the other action hereinafter described, as of which there shall be determined the stockholders who are entitled: to notice of or to vote at any meeting of stockholders or any adjournment thereof; to express consent to corporate action in writing without a meeting; to receive payment of any dividend or other distribution or allotment of any rights; or to exercise any rights with respect to

                                       6-1
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                                                                   Page 25 of 36

any change, conversion or exchange of stock or with respect to any other lawful action.

                SECTION 4.   LOST, STOLEN OR DESTROYED CERTIFICATES.

                In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

                SECTION 5.   REGULATIONS.

                The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

                                 * * * * * * * *

                                       6-2
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                                                                   Page 26 of 36

                              ARTICLE VII - NOTICES



                SECTION 1.   NOTICES.

                Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by prepaid telegram or mailgram. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the corporation. The time when such notice is received, if hand delivered, or dispatched, if delivered through the mails or by telegram or mailgram, shall be the time of the giving of the notice.

                SECTION 2.   WAIVERS.

                A written waiver of any notice, signed by a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

                                 * * * * * * * *

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                                                                   Page 27 of 36

                            ARTICLE VIII - DISASTERS



                SECTION 1.   DISASTERS.

                In the event of a state of disaster (for example, an atom or hydrogen bombing during a war or an earthquake or other natural phenomena) with loss of life and property damage of sufficient severity to prevent the conduct and management of the affairs and business of this corporation by its directors and officers as contemplated by these bylaws, these bylaws to the extent that they are contrary to the provisions of this Article VIII, shall be suspended until they shall be reinstated by action of the Board of Directors and the affairs and business of the corporation shall be conducted under the remaining provisions of these bylaws including this Article VIII and under the provisions of any resolution or resolutions adopted by the Board of Directors pursuant hereto for the purpose of carrying out the provisions hereof.

                SECTION 2.   EXECUTIVE COMMITTEE.

                Any three available members of the Executive Committee as constituted immediately prior to such disaster shall constitute a quorum of that committee for the full conduct and management of the affairs and business of the corporation in accordance with the provisions of Article IV of these bylaws; and if less than three members of the Trust Committee as constituted immediately prior to such disaster shall be available for the transaction of its business, the emergency Executive Committee hereinabove provided for shall also be empowered to exercise all of the powers granted to the Trust Committee under
Article IV hereof until such time as three members of said Trust Committee shall become available and able to act as an

                                       8-1
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                                                                   Page 28 of 36

emergency Trust Committee at which time said emergency Trust Committee shall be empowered to exercise all of the powers granted to the Trust Committee under
Article IV.

                If three members of the Executive Committee shall not be available to exercise the powers of that committee, the first three directors to report their availability to the Chief Executive Officer or acting Chief Executive Officer of the corporation at its then main office shall constitute the emergency Executive Committee for the full conduct and management of the affairs and business of the corporation in accordance with the foregoing provisions of this Article.

                SECTION 3.   SPECIAL MEETING OF DIRECTORS.

                As soon as possible after the happening of such a disaster the Chief Executive Officer or acting Chief Executive Officer or any three directors shall call a special meeting of the Board of Directors. One-third of the Board of Directors as constituted immediately prior to such disaster, but not less than two directors, shall constitute a quorum for the transaction of business and all questions shall be decided by a majority of the directors present. If a quorum is not present and two-thirds of the directors present, but not less than two directors, shall be of the opinion that the magnitude of the disaster is such that a quorum cannot be obtained at an adjourned meeting because a quorum of directors able to act has not survived the disaster, then two-thirds of the directors present, but not less than two directors, shall have the power to adopt a resolution decreasing the membership of the Board of Directors to that number of directors known to have survived the disaster and to be able to act, but not to less than nine directors. If the Board of Directors shall thus be reduced to

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                                                                   Page 29 of 36

nine directors then a majority of the directors present at said meeting shall have power to adopt a resolution declaring vacant any directorships out of that nine not held by directors known to have survived the disaster and to be able to act, and shall fill such vacancies. Said meeting shall then adjourn for not more than forty-eight hours at a time, until a quorum of the surviving and any newly elected directors shall be present and able to act.

                The notice of such special meeting of the Board of Directors shall be given by the person or persons calling the same as is hereinabove provided. Such notice may be given in any then practicable manner and need not state the purpose of the meeting nor need it be given a minimum number of hours prior to the meeting. The failure of one or more directors to receive notice of the meeting, or of any adjournment thereof, shall not invalidate any action which may be taken at the meeting, or any adjournment thereof, provided that a quorum is present.

                SECTION 4.   FURTHER RESOLUTIONS.

                The Board of Directors shall from time to time adopt such resolutions as in its judgment may be necessary and desirable to supplement the provisions of this Article VIII for the proper conduct of the affairs and business of the corporation during such a period of disaster.

                                 * * * * * * * *

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                                                                   Page 30 of 36

                          ARTICLE IX - INDEMNIFICATION


                SECTION 1.   INDEMNIFICATION.

                Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, whether the basis of such action, suit or proceeding is alleged action in an official capacity as a director, officer or representative, or in any other capacity while serving as a director, officer or representative shall be indemnified and held harmless by the corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware in respect of a corporation organized under said Law, as the same exists or may hereafter be amended, against all expenses, liability and loss (including attorneys fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right shall be a contract right and shall include the right to be paid by the corporation expenses incurred in defending any action, suit or proceeding in advance of its final disposition upon delivery to the corporation of an undertaking, by or on behalf of such person, to repay all amounts so advanced unless it should be determined ultimately that such person is entitled to be indemnified under this article or otherwise.

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                                                                   Page 31 of 36

                SECTION 2.   CLAIMS.

                If a claim under this article is not paid in full by the corporation within ninety days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any action, suit or proceeding in advance of its final disposition where the required undertaking has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the General Corporation Law of Delaware, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its stockholders) that the claimant had not met such applicable standard of conduct shall be a defense to the action or create a presumption that the claimant had not met the applicable standard of conduct.

                SECTION 3.   NON-EXCLUSIVE.

                The rights conferred by this Article IX shall not be exclusive of any other

                                       9-2
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                                                                   Page 32 of 36

right which such persons may have or hereafter acquire under any statute, provision of the Articles of Incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

                SECTION 4.   INSURANCE.

                The corporation may maintain insurance, at its expense, to protect itself and any such director, officer or representative against any such expense, liability or loss, whether or not the corporation would have the power to indemnify him against such expense, liability or loss under the Laws of the State of Delaware.

                                 * * * * * * * *

                                       9-3
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                                                                   Page 33 of 36

                            ARTICLE X - MISCELLANEOUS


                SECTION 1.   FACSIMILE SIGNATURES.

                In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these bylaws, facsimile signatures of any officer or officers of the corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

                SECTION 2.   CORPORATE SEAL.

                The Board of Directors may provide a suitable seal, containing the name of the corporation, which seal shall be kept and used by the Secretary (and one or more Assistant Secretaries so designated by the Board of Directors) and affixed, attested by his signature, to any deed, letter of attorney, or other instrument of writing properly executed on behalf of the corporation.

                SECTION 3.   RELIANCE UPON BOOKS, REPORTS AND RECORDS.

                Each director, each member of any committee designated by the Board of Directors, and each officer of the corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the corporation, including reports made to the corporation by any of its officers, or the officers of PNC Bank Corp. or its affiliates, by an independent certified public accountant or by an appraiser selected with reasonable care.

                SECTION 4.   FISCAL YEAR.

                The fiscal year of the corporation shall be as fixed by the Board of Directors.

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                                                                   Page 34 of 36

                SECTION 5.   TIME PERIODS.

                In applying any provision of these bylaws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

                SECTION 6.   BONDS.

                The officers and employees of the corporation shall be covered by an adequate bankers' blanket bond approved yearly by the Board of Directors.

                                 * * * * * * * *

                                      10-2

                      ARTICLE XI - USE OF MASCULINE PRONOUN

                Unless the context requires otherwise, the use in these bylaws of the masculine gender includes the feminine and neuter, of the singular number includes the plural, and of the plural number includes the singular.

                                 * * * * * * * *

                                      11-1

                            ARTICLE XII - AMENDMENTS


                These bylaws may be amended or repealed by the Board of Directors at any meeting or by the stockholders at any meeting.

                                 * * * * * * * *

                                      12-1

                            C E R T I F I C A T I O N
                            - - - - - - - - - - - - -


                                     BYLAWS
                                     ------

                                       OF
                                       --

                               PNC Bank, Delaware
                               ------------------




       I, Joseph N. Sgroi, Jr., Vice President and Secretary of PNC Bank, Delaware, do hereby certify that the foregoing, consisting of 36 pages inclusive, is a true and complete copy of the bylaws of PNC Bank, Delaware, as amended to date, and in force at the date hereof.

       Dated and corporate seal affixed this the _______________________ day of _________________________, 19____.




                                           -----------------------------------
                                              Vice President and Secretary

                                 CONSENT OF TRUSTEE

        Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, in connection with the proposed issuance by Hercules Incorporated of its Notes due August 1, 2000, we hereby consent that reports of examination by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                         PNC BANK, DELAWARE
                                         (Trustee)

                                         By: /s/ Michael B. McCarthy
                                             -------------------------------
                                             Michael B. McCarthy
                                             Vice President

Dated: July 21, 1997

                               CONSENT OF TRUSTEE

     Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, in connection with the proposed issuance by Hercules Incorporated of its Notes due June 1, 2003, we hereby consent that reports of examination by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                       PNC BANK, DELAWARE
                                       (Trustee)

                                       By: /s/ Michael B. McCarthy
                                           --------------------------
                                               Michael B. McCarthy
                                               Vice President


Dated: July 21, 1997

CONSENT OF TRUSTEE

     Pursuant to the requirements of Sections 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, in connection with the proposed issuance by Hercules Incorporated of its Debentures due August 1, 2027, we hereby consent that reports of examination by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                       PNC BANK, DELAWARE
                                       (Trustee)

                                       By: /s/ Michael B. McCarthy
                                           --------------------------
                                               Michael B. McCarthy
                                               Vice President


Dated: July 21, 1997

Legal Title of Bank:   PNC BANK, DELAWARE   Call Date: 3/31/97 ST-BK: 10-0325
                                                                     FFIEC 03
Address:               222 DELAWARE AVENUE                          Page RC-1

City, State     Zip:   WILMINGTON, DE 19801

FDIC Certificate No.:  00679



Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for March 31, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC -- Balance Sheet

                                                                                                                      C300
                                                                         Dollar Amounts in Thousands  RCON  Bil  Mil  Thou
ASSETS                                                                                                ///////////////////
 1. Cash and balances due from depository institutions (from Schedule RC-A):                          ///////////////////
    a. Noninterest-bearing balances and currency and coin(1) .......................................  0081        345,010  1.a.
    b. Interest-bearing balances(2) ................................................................  0071            100  1.b.
 2. Securities:                                                                                       ///////////////////
    a. Held-to-maturity securities (from Schedule RC-B, column A) ..................................  1754              0  2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D) ................................  1773        660,815  2.b.
 3. Federal funds sold and securities purchased under agreements to resell .........................  1350              0  3.
 4. Loans and lease financing receivables:                                                            ///////////////////
    a. Loans and leases, net of unearned income (from Schedule RC-C)     RCON 2122         1,509,797  ///////////////////  4.a.
    b. LESS: Allowance for loan and lease losses ......................  RCON 3123            23,909  ///////////////////  4.b.
    c. LESS: Allocated transfer risk reserve ..........................  RCON 3128                 0  ///////////////////  4.c.
    d. Loans and leases, net of unearned income,
       allowance, and reserve (item 4.a. minus 4.b and 4.c) .......................................   2125      1,485,888  4.d.
 5. Trading assets (from Schedule RC-D) ...........................................................   3545              0  5.
 6. Premises and fixed assets (including capitalized leases) ......................................   2145         11,929  6.
 7. Other real estate owned (from Schedule RC-M) ..................................................   2150          1,710  7.
 8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M) ......   2130           (407) 8.
 9. Customers' liability to this bank on acceptances outstanding ..................................   2155              0  9.
10. Intangible assets (from Schedule RC-M) ........................................................   2143              0 10.
11. Other assets (from Schedule RC-F) .............................................................   2160         46,398 11.
12. Total assets (sum of items 1 through 11) ......................................................   2170      2,551,443 12.

----------------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

Legal Title of Bank:    PNC BANK, DELAWARE  Call Date: 3/31/97 ST-BK: 10-0325
                                                                     FFIEC 03
Address:                222 DELAWARE AVENUE                        Page RC-

City, State   Zip:      WILMINGTON, DE 19801

FDIC Certificate No.:   00679

SCHEDULE RC -- CONTINUED

                                                                       Dollar Amounts in Thousands    RCON   Bil   Mil   Thou

LIABILITIES                                                                                           ///////////////////////
13. Deposits:                                                                                         ///////////////////////
    a. In domestic offices (sum of totals of columns A and C from Schedule RC-E) .................    2200          1,967,553 13.a.
       (1) Noninterest-bearing(1) ................................. RCON 6631              557,719    /////////////////////// 13.a.(
       (2) Interest-bearing ....................................... RCON 6636            1,409,836    /////////////////////// 13.a.(
    b. In foreign offices, Edge and Agreement subsidiaries, and IBFs .............................    ///////////////////////
       (1) Noninterest-bearing ...................................................................    ///////////////////////
       (2) Interest-bearing ......................................................................    ///////////////////////
14. Federal funds purchased and securities sold under agreements to repurchase ...................    2800            147,972 14.
15. a. Demand notes issued to the U.S. Treasury ..................................................    2840             91,448 15.a.
    b. Trading liabilities (from Schedule RC-D) ..................................................    3548                  0 15.b.
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized
       leases):                                                                                       ///////////////////////
    a. With a remaining maturity of one year or less .............................................    2332            100,000 16.a.
    b. With a remaining maturity of more than one year ...........................................    2333                  0 16.b.
17. Not applicable                                                                                    ///////////////////////
18. Bank's liability on acceptances executed and outstanding .....................................    2920                  0 18.
19. Subordinated notes and debentures(2) .........................................................    3200                  0 19.
20. Other liabilities (from Schedule RC-G) .......................................................    2930             30,592 20.
21. Total liabilities (sum of items 13 through 20) ...............................................    2948          2,337,565 21.
22. Not applicable                                                                                    ///////////////////////
EQUITY CAPITAL                                                                                        ///////////////////////
23. Perpetual preferred stock and related surplus ................................................    3838                  0 23.
24. Common stock .................................................................................    3230                500 24.
25. Surplus (exclude all surplus related to preferred stock) .....................................    3839             34,893 25.
26. a. Undivided profits and capital reserves ....................................................    3632            166,281 26.a.
    b. Net unrealized holding gains (losses) on available-for-sale securities ....................    8434             (7,796)26.b.
27. Cumulative foreign currency translation adjustments ..........................................    ///////////////////////
28. Total equity capital (sum of items 23 through 27) ............................................    3210            213,878 28.
29. Total liabilities, limited-life preferred stock, and equity capital                               ///////////////////////
    (sum of items 21 and 28) .....................................................................    3300          2,551,443 29.


Memorandum

To be reported only with the March Report of Condition.

1. Indicate in the box at the right the number of the statement below that best describes the most
comprehensive level of auditing work performed for the bank by independent external auditors as of                     Number
any date during 1996 .............................................................................    RCON 6724           2   M.1.

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 = Directors' examination of the bank performed by other external auditors
    (may be required by state chartering authority)

5 = Review of the bank's financial statements by external auditors

6 = Compilation of the bank's financial statements by external auditors

7 = Other audit procedures (excluding tax preparation work)

8 = No external audit work

--------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

(2) Includes limited-life preferred stock and related surplus.

                                       10